Exhibit (10)A

AMENDMENT NO. 2

TO

THE ECOLAB MIRROR SAVINGS PLAN

(As Amended and Restated Effective as of March 1, 2002)

WHEREAS, Ecolab Inc. (the “Company”) adopted an amended and restated Ecolab Mirror Savings Plan (the “Plan”) effective as of March 1, 2002; and

WHEREAS, the Company now desires to amend the Plan to (1) specify that Executive Deferral directions made pursuant to Section 3.1 of the Plan become irrevocable on the last day of the period prior to the period in which Base Salary and Bonus to which such Executive Deferral relates is earned, (2) eliminate the hypothetical Ecolab Stock Fund as a Hypothetical Investment Fund under the Plan for future Executive Deferrals and Matching Contributions and (3) prohibit Executives from designating the Ecolab Stock Fund as the Hypothetical Investment Fund for any existing portion of their Accounts hypothetically invested in another Hypothetical Investment Fund;

NOW, THEREFORE, pursuant to Section 1.3 of the Plan and Section 5.1 of the Administrative Document, the Company hereby adopts this Amendment No. 2 to the Plan effective as of the dates set forth below.

Words used herein with initial capital letters that are defined in the Plan are used herein as so defined.

Section 1

Effective as of January 1, 2005, the third sentence of Section 3.2(1) of the Plan is hereby deleted and the following is substituted therefor:

“Any direction made in accordance with Section 3.1 shall remain in effect until changed or revoked, except that such direction shall become irrevocable on the last day of the Plan Year immediately preceding the Plan Year with respect to which the Base Salary and Bonus subject to such direction are earned (or, with respect to the first period of eligibility, such direction shall be irrevocable on the last day of the 30-day election period with respect to Base Salary and Bonus earned during the same Plan Year).  An Executive may change or revoke a direction with respect to the deferral of Base Salary and Bonus earned in a subsequent Plan Year at any time prior to such direction becoming irrevocable.”

Section 2

Effective January 1, 2006, the heading of Subsection (1) of Section 6.1 of the Plan is hereby amended to read as follows:

“Hypothetical Investment Fund for Matching Contributions prior to January 1, 2006.”

Section 3

Effective January 1, 2006, Section 6.1 of the Plan is hereby amended by the addition of a new Subsection (1A) immediately following Subsection (1) thereof to read as follows:

“(1A)      Hypothetical Investment Fund for Matching Contributions on and after January 1, 2006.

(a)                             Notwithstanding the provisions of Subsection (1) above, Matching Contributions made on or after January 1, 2006 shall be deemed to be made in cash and invested in accordance with the Hypothetical Investment Fund election(s) in effect from time to time for Executive Deferrals under Subsection (2) below.

(b)                            Notwithstanding further, any Executive, regardless of age or service, may, at any time, elect to designate one or more of the Investment Funds under the Savings Plan (other than the Ecolab Stock Fund) as the Hypothetical Investment Fund(s) for that part of his Account which is attributable to Matching Contributions.”

Section 4

Effective January 1, 2006, the first two sentence of Section 6.1(2) of the Plan are hereby amended to read as follows:

“To the extent permitted by Code Section 409A, the Hypothetical Investment Funds for purposes of the portion of an Executive’s Account which is attributable to his Executive Deferrals shall be those same Investment funds designated by the Company under the Savings Plan, provided, however that effective January 1, 2006, the Ecolab Stock Fund will not be a Hypothetical Investment Fund with respect to the investment of Executive Deferrals made on or after January 1, 2006.  Each Executive (or his Death Beneficiary) may elect, in a manner prescribed by the Administrator from time to time, one or more Hypothetical Investment Funds in which his Executive Deferrals are deemed to have been invested for purposes of crediting earnings and losses to the portion of the Executive’s Account which is attributable to Executive Deferrals, provided, however, that effective

January 1, 2006, no Executive or Death Beneficiary may elect the Ecolab Stock Fund as a Hypothetical Investment Fund with respect to Executive Deferrals.”

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 2 and has caused its corporate seal to be affixed this 15 day of December, 2005.

ECOLAB INC.

/s/ Steven L. Fritze
(Seal)	By: Steven L. Fritze Title: Executive Vice President and Chief Financial Officer

Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell Senior Vice President, General Counsel and Secretary